                                                                   EXHIBIT 12.2

PNC BANK CORP. AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

                                                                                    Year ended December 31
                                           Six months ended     -------------------------------------------------------------------
Dollars in thousands                         June 30, 1995            1994          1993          1992          1991          1990
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS
Income before taxes and cumulative
 effect of changes in accounting principles..  $  384,667      $  902,389    $1,116,612    $  778,122    $  548,201    $   29,425
Fixed charges and preferred stock dividends
 excluding interest on deposits..............     720,664       1,045,609       652,432       521,908       518,004       922,156
                                                -----------------------------------------------------------------------------------
  Subtotal...................................  $1,105,331       1,947,998     1,769,044     1,300,030     1,066,205       951,581
Interest on deposits.........................     612,618         935,876       742,772     1,063,422     1,727,765     1,973,087
                                                -----------------------------------------------------------------------------------
  Total......................................  $1,717,949      $2,883,874    $2,511,816    $2,363,452    $2,793,970    $2,924,668
                                                ===================================================================================
FIXED CHARGES
Interest on notes and debentures.............  $  288,544      $  515,732    $  265,353    $  145,125    $   95,207    $   84,045
Interest on borrowed funds...................     418,867         499,252       362,995       352,162       398,779       816,448
Amortization of notes and debentures.........         391           1,346           967           970           584           538
Interest component of rentals................      11,728          26,865        20,583        19,167        18,800        17,667
Preferred stock dividend requirements........       1,134           2,414         2,534         4,484         4,634         3,458
                                                -----------------------------------------------------------------------------------
  Subtotal...................................     720,664       1,045,609       652,432       521,908       518,004       922,156
Interest on deposits.........................     612,618         935,876       742,772     1,063,422     1,727,765     1,973,087
                                                -----------------------------------------------------------------------------------
  Total......................................  $1,333,282      $1,981,485    $1,395,204    $1,585,330    $2,245,769    $2,895,243
                                                ===================================================================================
RATIO OF EARNINGS TO COMBINED FIXED
 CHARGES AND PREFERRED STOCK DIVIDENDS
Excluding interest on deposits..............         1.53x           1.86x         2.71x         2.49x         2.06x         1.03x
Including interest on deposits..............         1.29            1.46          1.80          1.49          1.24          1.01
-----------------------------------------------------------------------------------------------------------------------------------


MIDLANTIC CORPORATION AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED DIVIDENDS

                                                                                 Year ended December 31
                                      Six months ended       --------------------------------------------------------------------
Dollars in thousands                   June 30, 1995                1994          1993          1992          1991          1990
---------------------------------------------------------------------------------------------------------------------------------
EARNINGS
Income before taxes and
  cumulative effect of changes in
  accounting principles................       $175,467          $304,005      $ 20,353      $  9,872    $ (586,779)   $ (295,839)

Fixed charges and preferred stock
  dividends excluding interest
  on deposits..........................         43,139            66,955        59,907        70,994       105,996       208,025
                                           --------------------------------------------------------------------------------------
    Subtotal...........................       $218,606           370,960        80,260        80,866      (480,783)      (87,814)
Interest on deposits...................        135,857           223,366       262,886       483,154     1,011,800     1,175,719
                                           --------------------------------------------------------------------------------------
    Total..............................       $354,463          $594,326      $343,146      $564,020    $  531,017    $1,087,905
                                           ======================================================================================

FIXED CHARGES
Interest on notes and debentures.......       $ 17,170          $ 34,453      $ 36,385      $ 41,517    $   42,220    $   42,178
Interest on borrowed funds.............         20,371            21,128        11,586        16,806        50,224       152,391
Amortization of notes and debentures...            125               415           451           535           535           534
Interest component of rentals..........          2,684             5,382         5,908         6,572         7,241         7,146
Preferred stock dividend requirements..          2,789             5,577         5,577         5,564         5,776         5,776
                                           --------------------------------------------------------------------------------------
    Subtotal...........................         43,139            66,955        59,907        70,994       105,996       208,025
Interest on deposits...................        135,857           223,366       262,886       483,154     1,011,800     1,175,719
                                           --------------------------------------------------------------------------------------
    Total..............................       $178,996          $290,321      $322,793      $554,148    $1,117,796    $1,383,744
                                           ======================================================================================
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDENDS
Excluding interest on deposits.........           5.07x             5.54x         1.34x         1.14x        (4.54)x        (.42)x
Including interest on deposits.........           1.98              2.05          1.06          1.02           .48           .79
---------------------------------------------------------------------------------------------------------------------------------

PNC BANK CORP.
PRO FORMA COMPUTATION OF RATIO OF EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
GIVING EFFECT TO MIDLANTIC MERGER

                                                                                 Year ended December 31
                                      Six months ended       --------------------------------------------------------------------
Dollars in thousands                   June 30, 1995                1994          1993          1992          1991          1990
---------------------------------------------------------------------------------------------------------------------------------
EARNINGS
Income before taxes and
  cumulative effect of changes in
  accounting principles................     $  560,134        $1,206,394    $1,136,965    $  787,994    $  (38,578)   $ (266,414)

Fixed charges and preferred stock
  dividends excluding interest
  on deposits..........................        763,803         1,112,564       712,339       592,902       624,000     1,130,181
                                           --------------------------------------------------------------------------------------
    Subtotal...........................      1,323,937         2,318,958     1,849,304     1,380,896       585,422       863,767
Interest on deposits...................        748,475         1,159,242     1,005,658     1,546,576     2,739,565     3,148,806
                                           --------------------------------------------------------------------------------------
    Total..............................     $2,072,412        $3,478,200    $2,854,962    $2,927,472    $3,324,987    $4,012,573
                                           ======================================================================================

FIXED CHARGES
Interest on notes and debentures.......     $  305,714        $  550,185    $  301,738    $  186,642    $  137,427    $  126,223
Interest on borrowed funds.............        439,238           520,380       374,581       368,968       449,003       968,839
Amortization of notes and debentures...            516             1,761         1,418         1,505         1,119         1,072
Interest component of rentals..........         14,412            32,247        26,491        25,739        26,041        24,813
Preferred stock dividend requirements..          3,923             7,991         8,111        10,048        10,410         9,234
                                           --------------------------------------------------------------------------------------
    Subtotal...........................        763,803         1,112,564       712,339       592,902       624,000     1,130,181
Interest on deposits...................        748,475         1,159,242     1,005,658     1,546,576     2,739,565     3,148,806
                                           --------------------------------------------------------------------------------------
    Total..............................     $1,512,278        $2,271,806    $1,717,997    $2,139,478    $3,363,565    $4,278,987
                                           ======================================================================================
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK DIVIDENDS
Excluding interest on deposits.........           1.73x             2.08x         2.60x         2.33x          .94x          .76x
Including interest on deposits.........           1.37              1.53          1.66          1.37           .99           .94
---------------------------------------------------------------------------------------------------------------------------------

The pro forma computation of ratio of earnings to combined fixed charges and preferred stock dividends gives effect to the Merger to be accounted for as a pooling of interests. The financial information on the preceding pages presents
(i) the historical computation of ratio of earnings to fixed charges and preferred stock dividends of both the Corporation and Midlantic, for the six months ended June 30, 1995 and for each of the five years in the period ended December 31, 1994 and (ii) the computation of ratio of earnings to fixed charges and preferred stock dividends, giving effect to the Merger as if it had occurred at the beginning of the earliest period presented.

During 1995 and 1994, the Corporation and Midlantic completed or have pending, various other acquisitions which individually and in the aggregate are not "significant subsidiaries" in relation to the Corporation. Accordingly, pro forma financial information with respect to those acquisitions is not included herein.

The pro forma consolidated financial information is intended for informational purposes and may not be indicative of the financial position or results that actually would have occurred had the transaction been consummated on the dates indicated, or which will be attained in the future. The pro forma consolidated financial information should be read in conjunction with the 1994 Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 1995 of the Corporation and Midlantic.